EXHIBIT 10.1
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                             INSIGHTFUL CORPORATION


                                PLEDGE AGREEMENT


     This PLEDGE AGREEMENT (this "Agreement"), dated as of September 10, 2001,
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is made by and between Insightful Corporation, a Delaware corporation
("Insightful"), and Mr. Patrick Schunemann ("Shareholder").
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                                    RECITALS

     A.     Insightful, Predict AG, a Swiss corporation ("Predict"), and the
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shareholders of Predict, including Shareholder, have entered into a Share
Purchase Agreement (the "Purchase Agreement"), executed concurrently with this
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Agreement, pursuant to which Insightful shall acquire all of the outstanding capital stock of Predict.

     B. Shareholder shall provide services to, and shall be employed by, Predict pursuant to the terms of an employment agreement (the "Employment
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Agreement"), executed concurrently with this Agreement, by and between Predict
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and Shareholder.

     C. Pursuant to the Purchase Agreement, certificates representing 115'810 shares of common stock of Insightful (the "Insightful Common Stock"),
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$0.01 par value, otherwise issuable to Shareholder shall be held by, and the shares represented by such certificates shall be subject to forfeiture to, Insightful, all in accordance with the terms and conditions of this Agreement, the execution of which is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.

     D. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants of the parties contained in this Agreement, the parties hereby agree as follows:

1.     HOLDBACK OF PLEDGE SHARES.

          (a) At the Closing Date, certificates representing 93'806 shares of Insightful Common Stock otherwise issuable to Shareholder pursuant to the Purchase Agreement (the "Initial Pledge Shares" and, together with the Repledge
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Shares (as defined in Section 1(d) of this Agreement) and the New Pledge Shares
(as defined in Section 1(e) of this Agreement), the "Pledge Shares") shall be
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held by, and the shares represented by such


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certificates shall be subject to forfeiture by Shareholder to, Insightful, in
accordance with the provisions of Section 2 of this Agreement.   Upon the
consummation of the transactions contemplated by the Purchase Agreement (in the case of the Initial Pledge Shares) or at the time of issuance (in the case of any New Pledge Shares), Shareholder shall be deemed to have pledged such Pledge Shares to Insightful, and Insightful shall hold such Pledge Shares in accordance with the terms and conditions of this Agreement. So long as any Pledge Shares are held by Insightful under this Agreement, Insightful shall have, and the Shareholder shall be deemed to have granted to Insightful, a perfected, first-priority security interest in the Pledge Shares, to secure the obligations of the Shareholder under the Employment Agreement.

          (b) Notwithstanding the foregoing, unless and until retransferred to Insightful in accordance with the provisions of Section 2 of this Agreement, the Pledge Shares shall be held of record by and owned by Shareholder for all purposes (including Swiss federal, cantonal and municipal income tax and U.S. income tax purposes), and Shareholder shall have the full right to vote the Pledge Shares on all matters coming before the stockholders of Insightful. For U.S. federal and state income tax purposes, as well as for Swiss federal, cantonal and municipal income tax purposes, any dividends paid or other distributions made with respect to the Pledge Shares shall be income of Shareholder and shall be immediately disbursed by Insightful to Shareholder.

          (c) Any attempt by Shareholder to sell, exchange, transfer, pledge or otherwise dispose of the Pledge Shares before the release of the Pledge Shares pursuant to Section 3 of this Agreement shall be null and void and shall have no force or effect.

          (d) On the first anniversary of the Closing Date, certificates representing 22'004 Indemnification Shares (the "Repledge Shares") shall
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continue to be held by Purchaser, but shall be deemed to constitute Pledge
Shares hereunder and shall be subject to forfeiture to Purchaser pursuant to the provisions of this Agreement.

          (e) In the event of any stock dividend, stock split, consolidation of shares or any like capital adjustment of the outstanding securities of Insightful, any new, substituted or additional securities or other property to which Shareholder becomes entitled by reason of his ownership of the Pledge Shares (the "New Pledge Shares") shall be subject to forfeiture with the same
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force and effect, and in the same proportion, as the Pledge Shares are subject to forfeiture immediately before the event.

          (f) Concurrent with the execution of this Agreement, Shareholder shall execute and deliver to Insightful one or more stock powers endorsed in blank, in a form reasonably acceptable to the parties. Thereafter, Shareholder shall execute and deliver to Insightful such other documentation as Insightful shall reasonably require to carry out the purposes of this Agreement.

          (g) Any shares forfeited to Insightful pursuant to Section 2 shall be retransferred to Insightful for cancellation.

2.     FORFEITURE OF PLEDGE SHARES UPON TERMINATION.


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          (a)     In the event that, during the period beginning on the date of this Agreement and continuing until the date that is 36 months after the Closing Date (the "Pledge Period"), Shareholder (a) voluntarily ceases to be employed by
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Predict for any reason other than his death, his Total Disability (as defined below) or Good Reason (as defined below) or (b) is terminated by Predict for Cause (as defined below), Shareholder shall, without any action on the part of Shareholder, immediately forfeit to Insightful, as liquidated damages, the Pledge Shares (other than any Pledge Shares that have been previously released pursuant to Section 3 of this Agreement).

          (b)     For purposes of this Agreement, "Cause" shall mean and is
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limited to the following:

               (i) any act of fraud, embezzlement, or deceit by Shareholder against Insightful or Predict;

               (ii) any material breach by Shareholder of the Inventions Agreement;, provided that Shareholder has been notified in writing of such breach and has failed to cure such breach within a reasonable time period after such notification; or

               (iii) the conviction of Shareholder of any felony that impairs the business, goodwill or reputation of Insightful or Predict or that compromises Shareholder's ability to represent Insightful or Predict with the public;

               (iv) any willful misconduct by Shareholder in connection with his responsibilities as an employee that impairs the business, goodwill or reputation of Insightful or Predict or that compromises Shareholder's ability to represent Insightful or Predict with the public; or

               (v) Shareholder's unreasonable refusal to perform his lawful material duties as an employee of Predict, to adhere to explicitly stated and reasonable guidelines of employment or to follow the reasonable directives of the Board of Directors of Predict, provided that Shareholder has been notified in writing of such unreasonable refusal and has failed to discontinue such refusal within a reasonable time period after such notification.

          (c)     For the purposes of this Agreement, "Good Reason" shall mean
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and is limited to the occurrence of the following events:

               (i) a material change in Shareholder's status, title, position or responsibilities that represents a substantial reduction in such status, title, position or responsibilities as in effect immediately before the change, except as a result of the termination of Shareholder's employment by Predict for Cause or because of his death or Total Disability, or by Shareholder other than for Good Reason or the assignment to Shareholder of any material duties or responsibilities that are substantially inconsistent with such status, title, position or responsibilities; or

               (ii) failure by Predict to timely pay, or reduction by Predict, of Shareholder's annual base salary, except for reductions that are generally applicable to all employees of Predict of similar position and authority;


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               (iii)     a requirement by Predict that the principal place of
business at which Shareholder performs his duties be changed to a location more than 50 miles from the current location of Predict's office in Basel, Switzerland;

               (iv) a failure by Predict to continue in effect any benefits provided to Shareholder, unless Insightful provides Shareholder with a plan or plans that provide substantially similar benefits, or the taking of any action by Predict that would adversely affect Shareholder's benefits under any such plans or deprive Shareholder of any material fringe benefit enjoyed by him, except to the extent that such loss or reduction of benefits is applicable to all employees of Predict of similar position and authority; or

               (v) any material breach by Predict of any provision of the Employment Agreement.

          (d)     For purposes of this Agreement, "Total Disability" shall mean
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a mental or physical impairment of Shareholder that renders him, or is reasonably expected to render him, unable to perform the material services contemplated by the Employment Agreement for a period of three months, whether
or not consecutive, in any 12-month period.   A determination of Total
Disability shall be made by a physician satisfactory to both Shareholder and Insightful; provided, that if Shareholder and Insightful do not agree on a physician, Shareholder and Insightful shall each select a physician and these two physicians shall together select a third physician, whose determination as to Total Disability shall be binding on all parties.

3.     RELEASE OF PLEDGE SHARES.

          (a) Unless previously forfeited pursuant to Section 2 of this Agreement, 50% of the Pledge Shares (and such additional securities or other property to which Shareholder has become entitled by virtue of his ownership of such Pledge Shares) shall be released by Insightful to Shareholder, and shall no longer be subject to forfeiture (the "Released Shares"), on each of the second
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and third anniversaries of the Closing Date (each, a "Release Date").  Promptly
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following each Release Date, Insightful shall deliver or cause to be delivered to Shareholder the certificate or certificates representing the applicable number of Released Shares, plus any dividends paid or other distributions made with respect to the Released Shares.

          (b) Notwithstanding the foregoing, all remaining Pledge Shares shall be immediately released if:

               (i) Predict terminates Shareholder's employment with Predict without Cause;

               (ii)     Shareholder terminates his employment for Good Reason;
or

               (iii) Shareholder's employment is terminated automatically or by either party in the event of his death or Total Disability.

               Promptly following such termination, Insightful shall deliver or cause to be delivered to Shareholder the certificate or certificates representing the applicable


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number of Pledge Shares, plus any dividends paid or other distributions made with respect to the Pledge Shares.

4.     MISCELLANEOUS.
          (a)     Further Assurances.  Each party shall execute and deliver all
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such further instruments and documents, and shall perform any and all acts, necessary to give full force and effect to all of the terms of this Agreement.

          (b)     Notices.  Any notice, request or demand desired or required to
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be given under this Agreement shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided in this Section 4(b) and with all charges prepaid.

     If to Insightful:

          Insightful Corporation
          1700 Westlake Avenue North, Suite 500
          Seattle, WA 98109-3044
          USA
          Fax: (206) 283-8691
          Attention:  General Counsel

          with a copy to:

               Orrick, Herrington & Sutcliffe LLP
               719 Second Avenue, Suite 900
               Seattle, WA 98104
               USA
               Fax: (206) 839-4301
               Attention:  Alan C. Smith

If to Shareholder:  Patrick Schunemann
                    Rainenweg 64
                    4153 Reinach
                    Switzerland
                    Fax:__________________________________

          (c)     Severability.  If any term or other provision of this
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Agreement is held invalid, illegal or incapable of being enforced by any rule of law or under public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this


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Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          (d)     Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to such subject matter.

          (e)     Assignment.  Shareholder may not assign this Agreement by
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operation of law or otherwise.  Insightful may assign its rights and obligations under this Agreement to any corporation wholly owned (directly or through intermediate wholly owned subsidiaries) by Insightful or to any corporation resulting from a merger, consolidation or other reorganization to which Insightful is a party or to any transferee of substantially all of Insightful's assets. This Agreement shall inure to the benefit of, and be enforceable by, the parties to this Agreement and their respective successors and permitted assigns.

          (f)     Governing Law; Venue.  This Agreement shall be governed by,
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and construed in accordance with, the laws of the state of Delaware applicable to contracts executed in and to be performed in that state. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in the United States in connection with any action relation to this Agreement.

          (g)     Headings.  The descriptive headings contained in this
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Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h)     Counterparts.  This Agreement, and any amendment or
                  ------------
modification of this Agreement, may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

          (i)     Waiver of Jury Trial.  Each of Insightful and Shareholder
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hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated by this Agreement or the actions of such parties in the negotiation, administration, performance and enforcement of this Agreement.

          (j)     Attorneys' Fees.  Should either party to this Agreement, or
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any heir, personal representative, successor or assign of either party, resort to litigation or arbitration in connection with this Agreement or Shareholder's employment with Insightful, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation or arbitration from the non-prevailing party or parties.

          (k)     Amendment.  No amendment, modification, waiver, termination or
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discharge of any provision of this Agreement, or consent to any departure from any provision by either party to this Agreement, shall in any event be effective unless in writing, specifically identifying this Agreement and the provision intended to be amended,


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modified, waived, terminated or discharged, signed by the Chief Executive
Officer or [Chief Financial Officer] of Insightful (or other person duly authorized by Insightful) and Shareholder. Each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which it was given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in a signed writing.

          (l)     Rights Cumulative.  The rights and remedies provided by this
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Agreement are cumulative, and the exercise of any right or remedy by either party to this Agreement (or by its successor), whether pursuant to this Agreement, to any other agreement or to law, shall not preclude or waive such party's right to exercise any or all other rights and remedies.


          (m)     Nonwaiver.  No failure or neglect of either party to this
                  ---------
Agreement in any instance to exercise any right, power or privilege under this Agreement or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party to this Agreement must be contained in a written instrument signed by the party to be charged and, in the case of Insightful, by the Chief Executive Officer or [Chief Financial Officer] of Insightful (or other person duly authorized by Insightful).

          (n)     Arbitration.  Any controversy, claim or dispute arising out of
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or relating to this Agreement between the parties, their successors, assignees, affiliates or agents, shall be settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American
Arbitration Association then in effect.   The arbitration shall be conducted in
[Seattle, Washington] by one arbitrator either mutually agreed upon by Insightful and Shareholder or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of the arbitration and the arbitrator shall resolve any dispute which arises in connection with such discovery. The parties agree to abide by all decisions and awards rendered in such proceedings, and decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be resolved by arbitration in lieu of any action at law or equity; provided however, that nothing in this subsection 4(n) shall be construed as precluding Insightful from bringing an action for injunctive relief or other equitable relief. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator(s)), and the determination of the arbitration, unless otherwise required by law.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties to this Pledge Agreement have entered into and signed this Pledge Agreement as of the date and year first above written.

                              INSIGHTFUL CORPORATION

                              By:     /S/ Shawn Javid
                                   -----------------------------
                              Name:     Shawn Javid
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                              Title:     Chief Executive Officer
                                      --------------------------

                              SHAREHOLDER

                                 /S/ Patrick Schunemann
                              ----------------------------------
                              Patrick Schunemann


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